Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 of YDI Wireless, Inc. and to the incorporation of our report dated October 30, 2003, on our audits of Karlnet, Inc. financial statements as of September 30, 2003 and 2002.



                                                /s/ Hausser + Taylor LLC



Columbus, Ohio
December 17, 2004